UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 10, 2012

WSB Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53003	26-1219088
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

4201 Mitchellville Road, Suite 200, Bowie, MD	20716
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 352-3120

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On September 10, 2012, WSB Holdings, Inc. (“WSB Holdings”), the parent company of The Washington Savings Bank, F.S.B., and Old Line Bancshares, Inc. (“Old Line Bancshares”), the parent company of Old Line Bank, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Old Line Bancshares will acquire WSB Holdings for consideration of approximately $48.7 million in stock and cash, or $6.09 per share, subject to possible adjustment.  The Merger Agreement, which has been approved by the boards of directors of both companies, provides that WSB Holdings will be merged with and into Old Line Bancshares (the “Merger”).  The Washington Savings Bank, F.S.B. will be merged with and into Old Line Bank immediately following consummation of the Merger.

Under the terms of the Merger Agreement, Old Line Bancshares will acquire the outstanding shares of WSB Holdings common stock for a combination of approximately 2,917,571 shares of Old Line Bancshares common stock and approximately $17 million in cash, or approximately 65% stock and 35% cash, subject to possible adjustment for operating losses, asset quality, the valuation of certain investment securities, and expense limitations prior to closing.  The stock consideration will be paid at an exchange ratio of 0.5608 shares of Old Line Bancshares common stock for each share of WSB Holdings common stock, and the cash consideration will be at a rate of $6.09 per share, in each case subject to possible adjustment.  In exchange for their shares of WSB Holdings common stock, the stockholders of WSB Holdings will be permitted to elect to receive shares of Old Line Bancshares common stock or cash, or a combination of stock and cash, subject to proration procedures such that aggregate cash portion of the consideration remains $17 million, absent any adjustments.  Cash will be paid in lieu of any fractional shares of Old Line Bancshares common stock.

The Merger is intended to be tax-free to WSB Holdings stockholders to the extent they receive shares of Old Line Bancshares common stock in exchange for their shares of WSB Holdings common stock.

Old Line Bancshares has agreed to appoint two individuals designated by WSB Holdings to serve on the Old Line Bancshares and Old Line Bank boards of directors after the Merger.  WSB Holdings has designated William J. Harnett and Michael J. Sullivan for these positions.

Consummation of the Merger is subject to certain conditions, including, among others, the approval of the Merger Agreement by the stockholders of Old Line Bancshares and WSB Holdings and the receipt of required regulatory approvals.  The Merger Agreement contains customary representations, warranties and covenants of Old Line Bancshares and WSB Holdings and each company has agreed that its board of directors will recommend approval of the Merger to its stockholders, subject to certain exceptions to permit the WSB Holdings directors to comply with their fiduciary duties.  The Merger Agreement contains certain termination rights for both Old Line Bancshares and WSB Holdings, and further provides that, upon termination of the Merger Agreement under specified circumstances, WSB Holdings might be required to pay Old Line Bancshares a termination fee of $1,750,000 and Old Line Bancshares might be required to pay WSB Holdings a termination fee of $750,000.

WSB Holdings has generally agreed not to solicit proposals relating to, enter into discussions or negotiations concerning, or provide confidential information in connection with, alternative mergers, consolidations, acquisitions or other business combination transactions or agree to or approve such an alternative transaction.  However, the Merger Agreement permits WSB Holdings to take one or more of such prohibited actions, subject to the provisions of the Merger Agreement, in response to certain acquisition proposals.

In connection with the execution of the Merger Agreement, each of the directors of WSB Holdings have, in their individual capacities, entered into a Support Agreement with Old Line Bancshares (each, a “Support Agreement”).  Pursuant to the terms of the Support Agreement, such persons agreed, among other things, to vote their shares of WSB Holdings common stock in favor of the Merger, to take certain other actions in support of the Merger, and to forbear from taking certain actions detrimental to the Merger.

In addition, William J. Harnett, who owns approximately 41.2% of the outstanding shares of WSB Holdings common stock, entered into a separate Voting Trust Agreement with Old Line Bancshares (the “Voting Trust Agreement”) pursuant to which he agreed to reduce his percentage of post-Merger voting control of the total outstanding shares of OLB common stock to 8% by assigning any excess shares to a voting trust until the earlier to occur of (a) the fifth anniversary of the effective date of the Merger or (b) the effective date of (i) a merger, consolidation, or similar extraordinary event involving Old Line Bancshares and another entity where Old Line Bancshares is not the surviving entity or (ii) a sale or other disposition of all or substantially all of the assets of Old Line Bancshares.

The foregoing information relating to the Merger and the related transactions is intended only as a summary and is qualified in its entirety by reference to the terms of the Merger Agreement, the Support Agreement and the Voting Trust Agreement (the “Merger Documents”).  A copy of the Merger Agreement is filed herewith as Exhibit 2.1, and copies of the Support Agreement and the Voting Trust Agreement are attached to the Merger Agreement as Exhibit D and Exhibit A, respectively.  WSB Holdings has included copies of the Merger Documents with this report pursuant to Item 601 of the SEC’s Regulation S-K and to provide investors and security holders with information regarding their terms.  This report is not intended to provide any other factual or financial information about WSB Holdings, Old Line Bancshares or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Merger Documents were made only for purposes of those documents and as of specific dates; were solely for the benefit of the parties to the Merger Documents, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Documents instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of WSB Holdings, Old Line Bancshares, or any of their subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Documents, which subsequent information may or may not be fully reflected in public disclosures by WSB Holdings and/or Old Line Bancshares.

The parties’ joint press release announcing execution of the Merger Agreement is filed herewith as Exhibit 99.1.

Additional Information

This communication is being made in respect of the proposed merger involving Old Line Bancshares and WSB Holdings.

In connection with the Merger, Old Line Bancshares will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of Old Line Bancshares and WSB Holdings that also constitutes a prospectus of Old Line Bancshares.  Each company will mail the proxy statement/prospectus to its stockholders.  Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed Merger when it becomes available because it will contain important information.  You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by Old Line Bancshares with the SEC at the SEC’s website at www.sec.gov.  The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free in the “Financial Highlights” page of WSB Holdings’ website at www.twsb.com under the tab “About TWSB”.

Participants in the Transaction

Old Line Bancshares, WSB Holdings and their respective directors, executive officers and certain members of management may be deemed to be participants in the solicitation of proxies from the stockholders of Old Line Bancshares and WSB Holdings in connection with the Merger.  Information about the directors and executive officers of Old Line Bancshares is set forth in the definitive proxy statement of Old Line Bancshares for its 2012 annual meeting of stockholders filed with the SEC on April 30, 2012.  Information about the directors and executive officers of WSB Holdings is set forth in the definitive proxy statement of WSB Holdings for its 2012 annual meeting of stockholders filed with the SEC on March 22, 2012.  Additional information regarding the interests of these participants and other persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies with respect to the Merger will be set forth in the proxy statement/ prospectus when it is filed with the SEC.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about the plans, objectives, expectations and intentions of WSB Holdings and other statements contained in this report that are not historical facts, and other statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “should” or words of similar meaning generally intended to identify forward-looking statements.  These forward-looking statements are based upon the current beliefs and expectations of WSB Holdings and Old Line Bancshares and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of WSB

Holdings or Old Line Bancshares.  In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.  Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.  Factors that could contribute to those differences include, but are not limited to, changes in laws and regulations applicable to the businesses of WSB Holdings, Old Line Bancshares, and their respective subsidiaries, changes in rules, policies and positions of the federal and state regulators of WSB Holdings, Old Line Bancshares, and their respective subsidiaries, future impacts of the continuing economic recession (which could impact credit quality, adequacy of loan loss reserve and loan growth), changes in the general interest rate environment, competitive factors in the marketplace, and business risk associated with credit extensions and other banking activities.  For a more complete discussion of these and other risk factors, please see Item 1A of Part I of the Annual Report of WSB Holdings, Inc. on Form 10-K for the year ended December 31, 2011.

WSB Holdings cautions that the foregoing list of factors is not exclusive.  All subsequent written and oral forward-looking statements concerning the proposed Merger or other matters attributable to WSB Holdings, Old Line Bancshares, or any person acting on their behalf, are expressly qualified in their entirety by the cautionary statements above.  WSB Holdings does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits filed with this report are listed in the Exhibit Index that immediately follows the signatures to this report, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WSB HOLDINGS, INC.

Dated: September 10, 2012	By:	/s/ Kevin P. Huffman
Kevin P. Huffman
COO

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of September 10, 2012, by and between Old Line Bancshares, Inc. and WSB Holdings, Inc. (filed herewith).*

99.1	Press release dated September 10, 2012 (filed herewith).

* All exhibits (other than Exhibits A through E) and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  WSB Holdings, Inc. hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.